EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-29136) pertaining to the CSX Corporation Capital Builder Plan of our report dated June 27, 2007, with respect to the financial statements and supplemental schedule of the CSX Corporation Capital Builder Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Independent Certified Public Accountants

Jacksonville, Florida

June 27, 2007

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